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                                                                    EXHIBIT 21.2


                             Additional Subsidiaries

OnSite Arabia, Inc. ("OnSite Arabia"), a Cayman Islands company, 50% owned by the Company.

OnSite Mexico, L.L.C., a Texas limited liability company, 100% owned.